Exhibit 10.3

FORM OF

NON-STATUTORY STOCK OPTION AGREEMENT

RESTATED STOCK OPTION PLAN

THIS AGREEMENT is made as of the «date», between Northwest Natural Gas Company, an Oregon corporation (the “Company”), and «FirstName» «LastName» (the “Optionee”).

Pursuant to the Company’s Restated Stock Option Plan (the “Plan”), the Organization and Executive Compensation Committee of the Board of Directors (the “Committee”) has voted to grant the Optionee an option to purchase common stock of the Company (“Common Stock”) in the amount indicated below. In consideration of the promises and mutual covenants herein contained, the Company and the Optionee agree as follows:

1. Option Grant. The Company grants to the Optionee on the terms and conditions stated below the right and option (the “Option”) to purchase an aggregate of «Shares» shares of the Company’s authorized but unissued or reacquired Common Stock at a price of «price» per share. The Option is a Non-Statutory Stock Option as defined in the Plan.

2. Terms. The Option is granted on the following terms:

2.1 Duration of Option. Subject to reductions in the Option period as provided in section 2.5, the Option shall continue in effect for 10 years and seven days from the date hereof.

2.2 Vesting. Except as provided in section 2.5, the Option shall not be exercisable for any shares in the first year after the date hereof and thereafter may be exercised from time to time in the amounts as set forth on attached Schedule A.

2.3 Limitations on Rights to Exercise. Except as provided in section 2.5, the Option may not be exercised unless when exercised the Optionee is employed by the Company and shall have been so employed continuously since the Option was granted. For purposes of this Agreement, the Optionee is considered to be employed by the Company if the Optionee is employed by any parent or subsidiary of the Company. Absence on leave or on account of illness or disability under rules established by the Committee shall not be deemed an interruption of employment for this purpose. Vesting of the Option as set forth on Schedule A shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of the Option shall be suspended during any other unpaid leave of absence.

2.4 Nonassignability. The Option is nonassignable and nontransferable by the Optionee except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death, and it is exercisable during the Optionee’s lifetime only by the Optionee.

2.5 Termination of Employment.

(a) General Rule. If employment of the Optionee by the Company is terminated for any reason other than in the circumstances specified in subsection (b) below, the Option may be exercised at any time prior to its expiration date or the expiration of three months after the date of termination of employment, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option on the date of termination.

(b) Termination because of Retirement, Death or Total Disability. If the Optionee’s employment by the Company is terminated because of retirement (as defined in the Company’s Retirement Plan for Non-Bargaining Unit Employees), the Option may be exercised for all remaining shares subject thereto, free of any limitation on the number of shares for which the Option may be exercised in any period, at any time prior to its expiration date or the expiration of 36 months after the date of termination, whichever is the shorter period. If the Optionee’s employment by the Company is terminated because of death or total disability (as defined below), the Option may be exercised for all remaining shares subject thereto, free of any limitation on the number of shares for which the Option may be exercised in any period, at any time prior to its expiration date or the expiration of 12 months after the date of termination, whichever is the shorter period. If the Optionee’s employment is terminated by death, the Option shall be exercisable only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the Optionee to be unable to perform duties as an employee, director, or officer of the Company and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

(c) Failure to Exercise Option. In the event of the termination of employment of the Optionee, to the extent the Option is not exercised within the limited periods provided above, all further rights to purchase shares pursuant to the Option shall terminate at the expiration of such periods.

2.6 Purchase of Shares. Shares may be purchased or acquired pursuant to the Option only by notice in writing from the Optionee to the Company of the Optionee’s binding commitment to exercise the Option, specifying the number of shares the Optionee will purchase and the date on which the Optionee will complete the transaction, which may not be more than 30 days after delivery of the notice. On or before the date specified for completion of the purchase, the Optionee must pay the Company the full purchase price in cash (or by check), in shares of Common Stock previously acquired by the Optionee and held for at least six months, valued at fair market value, or in any combination of cash (or check) and shares of Common Stock. Payment in shares of Common Stock may be made by delivery to the Company of (a) certificate(s) representing the shares or (b) an attestation in a form acceptable to the Company regarding shares that are deemed delivered to the Company. For purposes of this paragraph, the fair market value shall be deemed to be the closing price for the Common Stock as reported on the New York Stock Exchange and published in the Wall Street Journal for the day preceding the date specified for completion of the purchase, or such other fair market value of the Common Stock as determined by the Committee. The Optionee shall, on notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares purchased, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand. In the absence of such payment, the Company may withhold such amount from any funds owed by the Company to the Optionee.

2.7 Changes in Capital Structure.

(a) Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Company in (i) the number and kind of shares subject to the Option, or the unexercised portion thereof, and (ii) the Option price per share, so that the Optionee’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Company shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Company. Any such adjustments made by the Company shall be conclusive.

(b) Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Company shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating the Option:

(i) The Option shall remain in effect in accordance with its terms.

(ii) The Option shall be converted into an option to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted Options shall be determined by the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. The converted Option shall be vested only to the extent that the vesting requirements relating to the Option have been satisfied.

(iii) The Company shall provide a period of 30 days or less before the completion of the Transaction during which the Option may be exercised in full notwithstanding section 2.2, and upon the expiration of that period, the Option shall immediately terminate.

(c) Dissolution. In the event of the dissolution of the Company, the Company shall provide a period of 30 days or less before the dissolution of the Company during which the Option may be exercised in full notwithstanding section 2.2, and upon the expiration of that period, the Option shall immediately terminate.

3. Conditions on Obligations. The obligations of the Company under this Agreement are expressly made subject to the approval of the Oregon Public Utility Commission, the Washington Utilities and Transportation Commission, and other state or federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the issuance or sale of any shares purchased on the exercise of the Option. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Common Stock if the Company is advised by its legal counsel that such issuance or delivery would violate applicable state or federal laws. The Company shall not be obligated to register shares issuable on exercise of the Option under the Securities Act of 1933.

4. No Right to Employment. Nothing in the Plan or this Agreement shall confer on the Optionee any right to be continued in the employment of the Company, or shall interfere in any way with the right of the Company to terminate the Optionee’s employment at any time, for any reason, with or without cause.

5. Successors of the Company. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company but except as hereinabove provided the Option granted shall not be assigned or otherwise disposed of by the Optionee.

6. Notices. Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mail by registered or certified mail, postage prepaid. Notices shall be directed to the Company, Attention: Corporate Secretary, at its principal executive offices or to the Optionee at the address of the Optionee in the Company’s records, or to such other address as a party may designate by 10 days’ advance notice to the other party.

7. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock until the date the Optionee becomes the holder of record of those shares. No adjustment shall be made for dividends or other rights for which the record date occurs before the date the Optionee becomes the holder of record.

8. Amendments. The Company may at any time amend this Agreement if the amendment does not adversely affect the Optionee. Otherwise, this Agreement may not be amended without the written consent of the Optionee and the Company.

9. Governing Law. This Agreement shall be governed by the laws of the state of Oregon, without regard to conflicts of law provisions.

10. Complete Agreement. This Agreement constitutes the entire agreement between the Optionee and the Company, both oral and written concerning the matters addressed herein, and all prior agreements or representations concerning the matters addressed herein, whether written or oral, express or implied, are terminated and of no further effect.

IN WITNESS WHEREOF, the parties have executed this Non-Statutory Stock Option Agreement in duplicate as of the day and year first written above.

NORTHWEST NATURAL GAS COMPANY

By:
President & CEO

Optionee

Schedule A omitted

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